Exhibit (a)(1)

[FORM OF ACCEPTANCE FORM TO PARTICIPATE IN THE PROGRAM]

Acceptance period: [date - date].2006
Settlement note: on or about [date month], 2006
Settlement date: on or about [date month], 2006

Offer to the shareholders in Swedish Match AB, holding fewer than 200 shares.

Send to:

Handelsbanken Capital Markets

Issue Department

SE-106 70 Stockholm

SWEDEN

or fax to:

+ 46 8 701 52 60

In accordance with a resolution made at Swedish Match AB´s Annual General Meeting on April 20, 2006, described in an information document dated [ date ], 2006, holders of between 1 and 199 shares are invited to sell all their shares free of charge.

I / we hereby accept to sell the below pre-printed number of Swedish Match shares pursuant to the offer.

Shares in Swedish Match.

The undersigned is aware of and acknowledge that:

•	The acceptance is binding and not revocable.

•	The acceptance form must be received by Handelsbanken Capital Markets, at the address above not later than [ date ], 2006.

•	If the shares are pledged, the acceptance form must also be signed by the pledgeholder.

•	Incomplete or incorrectly completed acceptance form may be disregarded.

•	No amendments or changes may be made in the printed text.

•	Address information for the settlement note will be obtained from VPC.

•	Sales proceeds will be paid to the yield account linked to the shareholders VP account. If there is no yield account or it is a “Plus-giro” account, payment will be made as stated on the settlement note.

•	Handelsbanken Capital Markets is entitled to reduce the number of shares stated on this acceptance if the number of shares exceeds the number of shares registered in the VP account.

•	The sales price will correspond to the average price of all sales within the framework of the offer.

The shares are registered in VP account number:

Handelsbanken is hereby authorized to sell shares on my / our behalf pursuant to the offer.

Information about the shareholder (obligatory)		Information about the pledgeholder (if applicable)
Civic ID no. / Company registration no.	Telephone no. (daytime)	Last name / Company name	First name
Name / Company name		Postal address (street, box etc.)
Place	Date	Postal code	City, state, country
Signature of shareholder (parent or legal guardian if the shareholder is a minor)		Place, date and signature of pledgeholder